UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/06/2006

CECO ENVIRONMENTAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7099

DE	13-2566064
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 6, 2006, Phillip DeZwirek and Jason DeZwirek exercised an aggregate of 1,025,000 warrants and options (collectively, the "Warrants") of CECO Environmental Corp. ("CECO") for an aggregate amount of $1,769,000.

CECO entered into a letter agreement with Fifth Third Bank, CECO's lender, as of January 6, 2006, permitting CECO to use all of the proceeds from the exercise of the Warrants to pay amounts due Green Diamond Oil Company under that certain Fourth Amended and Restated Replacement Promissory Note in the principal amount of $5,441,315 (the "First Note") and that certain Second Amended and Restated Replacement Promissory Note in the principal amount of $1,290,477 (the "Second Note" and together with the First Note, the "Notes").

CECO used such proceeds to pay accrued interest under the Notes, $1,531,792 of which interest was capitalized.

Green Diamond Oil Company is an affiliate of Phillip DeZwirek, the CEO and Chairman of the Board of CECO, and Jason DeZwirek, the Secretary and a director of CECO. The Audit Committee of CECO approved the payment.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: January 11, 2006	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President-Finance & Administration